Exhibit 2.2

SUBSCRIPTION AGREEMENT

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN. THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

December 31, 2024

Morgan Group Holding Co.

401 Theodore Fremd Avenue

Rye, New York 10580

Ladies and Gentlemen:

The LGL Group, Inc., a Delaware corporation (together with its affiliates, the “Purchaser”), understands that Morgan Group Holding Co., a Delaware corporation (the “Company”), is offering an aggregate of 1,000,000 shares of its common stock, par value $0.01 per share (the “Securities”), in a private placement at $2.27 per share which represents a 20% premium to the estimated Net Asset Value per share of the Company as of November 30th, 2024. For the absence of doubt, the Net Asset Value shall be defined as the total assets minus any intangibles and Net Operating Loss Carryforwards minus the total liabilities including tax payables. The Purchaser further understands that the offering is being made without registration of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), or any securities law of any state of the United States or of any other jurisdiction and is being made only to “accredited investors” (as defined in Rule 501 of Regulation D under the Securities Act).

1.

Subscription. Subject to the terms and conditions hereof, the Purchaser hereby irrevocably subscribes for the Securities for the aggregate purchase price of $2,270,000 (the “Purchase Price”), which is payable as described in Section 4 hereof. The Purchaser acknowledges that the Securities will be subject to restrictions on transfer as set forth in this subscription agreement (the “Subscription Agreement”).

2.

Acceptance of Subscription and Issuance of Securities. It is understood and agreed that the Company shall have the sole right, at its complete discretion, to accept or reject this subscription, in whole or in part, for any reason and that the same shall be deemed to be accepted by the Company only when it is signed by a duly authorized officer of the Company and delivered to the Purchaser at the Closing (as defined below). Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall have no obligation to issue any of the Securities to any person who is a resident of a jurisdiction in which the issuance of Securities to such person would constitute a violation of the securities, “blue sky” or other similar laws of such jurisdiction (collectively referred to as the “State Securities Laws”).

3.

The Closing. The closing of the purchase and sale of the Securities (the “Closing”) shall take place remotely by electronic exchange of documents on the date hereof, or at such time and place as the Company may designate by notice to the Purchaser. Closing shall be subject to satisfactory completion of due diligence as outlined in Exhibit A. In addition, the items in Exhibit B shall be accomplished or Purchaser shall have comfort with their progress. The Purchaser reserves the right to terminate this Agreement without penalty or obligation if, during the due diligence process, any issues are discovered that the Purchaser deems material or relevant to the investment.

4.

Payment for Securities. Payment for the Securities shall be received by the Company from the Purchaser by wire transfer of immediately available funds or other means approved by the Company at or prior to the Closing, in the amount of the Purchase Price. The Company shall deliver the Securities to the Purchaser at the Closing in uncertificated, book-entry form only. The Purchaser shall deliver a Form W-9 and such other documents or instruments as may reasonably be requested by the Company (or its transfer agent) to reflect the Purchaser as the owner of the Securities on its books and records.

5.	Representations and Warranties of the Company. As of the Closing, the Company represents and warrants that:

(a)

The Company has been duly incorporated and is validly existing under the laws of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets.

(b)	The Securities have been duly authorized and, when issued, delivered, and paid for in the manner set forth in this Subscription Agreement, will be validly issued, fully paid, and nonassessable.

(c)

There are 10,000,000 shares of the Company’s common stock available for issuance and 600,090 shares of the Company’s common stock outstanding, in each case prior to the issuance of the Securities under this Subscription Agreement.

(d)	Financial statements as provided in Exhibit A for the period through November 30, 2024 are accurate, complete, and prepared in accordance with applicable accounting standards.

(e)	Since November 30, 2024, there have been no material adverse changes in the business, assets, or operations.

(f)	The Company is in compliance with all applicable laws, regulations, and permits related to the business or assets.

(g)	There are no pending or threatened lawsuits, claims, or investigations that could affect the transaction or materially impact the value of the business.

(h)

All taxes related to the business or assets have been properly filed and paid, and any taxes owned but not yet paid due to matters of timing have been accrued properly. In additional, there are no ongoing tax audits or disputes.

(i)	There are no liabilities of the Company that have not been disclosed in or pursuant to this Subscription Agreement.

(j)	The Company is not in default under any material agreements or obligations.

(k)

The Company warrants that all information provided to the Purchaser during the due diligence process will be true, accurate, and complete in all material respects and will not omit any material facts necessary to make the provided information not misleading.

(l)	The liquidation value of the Company is not less than $1.65 per share of common stock.

6.	Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to and covenants with the Company that:

(a)	General.

(i)

The Purchaser has all requisite authority to purchase the Securities, to enter into this Subscription Agreement, and to perform all the obligations required to be performed by the Purchaser hereunder, and such purchase will not contravene any law, rule, or regulation binding on the Purchaser or any investment guideline or restriction applicable to the Purchaser.

(ii)

The Purchaser has been duly incorporated and is validly existing under the laws of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets, and is not acquiring the Securities as a nominee or agent or otherwise for any other person.

(iii)

The Purchaser will comply with all applicable laws and regulations in effect in any jurisdiction in which the Purchaser purchases or sells Securities and obtain any consent, approval, or permission required for such purchases or sales under the laws and regulations of any jurisdiction to which the Purchaser is subject or in which the Purchaser makes such purchases or sales, and the Company shall have no responsibility therefor.

(b)	Information Concerning the Company.

(i)

The Purchaser understands and accepts that the purchase of the Securities involves various risks, including the risks outlined in this Subscription Agreement. The Purchaser represents that it is able to bear any loss associated with an investment in the Securities.

(ii)

The Purchaser confirms that it is not relying on any communication (written or oral) of the Company or any of its affiliates, as investment or tax advice or as a recommendation to purchase the Securities. It is understood that information and explanations related to the terms and conditions of the Securities provided by the Company or any of its affiliates shall not be considered investment or tax advice or a recommendation to purchase the Securities, and that neither the Company nor any of its affiliates is acting or has acted as an advisor to the Purchaser in deciding to invest in the Securities. The Purchaser acknowledges that neither the Company nor any of its affiliates has made any representation regarding the proper characterization of the Securities for purposes of determining the Purchaser’s authority to invest in the Securities.

(iii)

The Purchaser is familiar with the business and financial condition and operations of the Company, all as generally described in the Company’s public filings. The Purchaser has had access to such information concerning the Company and the Securities as it deems necessary to enable it to make an informed investment decision concerning the purchase of the Securities.

(iv)

The Purchaser understands that each of the Purchaser’s representations and warranties contained in this Subscription Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Purchaser.

(v)

The Purchaser acknowledges that the Company has the right in its sole and absolute discretion to abandon this private placement at any time prior to the completion of the offering. This Subscription Agreement shall thereafter have no force or effect, and the Company shall return the previously paid subscription price of the Securities, without interest thereon, to the Purchaser.

(vi)

The Purchaser understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

(c)	Non-Reliance.

(i)

The Purchaser represents that it is not relying on (and will not at any time rely on) any communication (written or oral) of the Company, as investment advice or as a recommendation to purchase the Securities, it being understood that information and explanations related to the terms and conditions of the Securities shall not be considered investment advice or a recommendation to purchase the Securities.

(ii)

The Purchaser confirms that the Company has not (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities or (B) made any representation to the Purchaser regarding the legality of an investment in the Securities under applicable legal investment or similar laws or regulations. In deciding to purchase the Securities, the Purchaser is not relying on the advice or recommendations of the Company and the Purchaser has made its own independent decision that the investment in the Securities is suitable and appropriate for the Purchaser.

(d)	Status of the Purchaser.

(i)

The Purchaser has such knowledge, skill, and experience in business, financial, and investment matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Securities. With the assistance of the Purchaser’s own professional advisors, to the extent that the Purchaser has deemed appropriate, the Purchaser has made its own legal, tax, accounting, and financial evaluation of the merits and risks of an investment in the Securities and the consequences of this Subscription Agreement. The Purchaser has considered the suitability of the Securities as an investment in light of its own circumstances and financial condition and the Purchaser is able to bear the risks associated with an investment in the Securities, and it is authorized to invest in the Securities.

(ii)

The Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Purchaser agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.

(e)	Restrictions on Transfer or Sale of Securities.

(i)

The Purchaser is acquiring the Securities solely for the Purchaser’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Securities. The Purchaser understands that the Securities have not been registered under the Securities Act or any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Purchaser and of the other representations made by the Purchaser in this Subscription Agreement. The Purchaser understands that the Company is relying upon the representations and agreements contained in this Subscription Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

(ii)

The Purchaser understands that the Securities are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the U.S. Securities and Exchange Commission (the “Commission”) provide in substance that the Purchaser may dispose of the Securities only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, and the Purchaser understands that the Company has no obligation or intention to register any of the Securities or the offering or sale thereof, or to take action so as to permit offers or sales pursuant to the Securities Act or an exemption from registration thereunder (including pursuant to Rule 144 thereunder). Accordingly, the Purchaser understands that under the Commission’s rules, the Purchaser may dispose of the Securities only in “private placements” which are exempt from registration under the Securities Act, in which event the transferee will acquire “restricted securities,” subject to the same limitations that apply to the Securities in the hands of the Purchaser. Consequently, the Purchaser understands that the Purchaser must bear the economic risks of the investment in the Securities for an indefinite period of time.

(iii)

The Purchaser agrees: (A) that the Purchaser will not sell, assign, pledge, give, transfer, or otherwise dispose of the Securities or any interest therein, or make any offer or attempt to do any of the foregoing, unless the transaction is registered under the Securities Act and complies with the requirements of all applicable State Securities Laws, or the transaction is exempt from the registration provisions of the Securities Act and all applicable requirements of State Securities Laws, and in the case of a transaction exempt from registration, unless the Company has received an opinion of counsel satisfactory to it that such transaction does not require registration under the Securities Act or such other applicable laws; (B) that the Securities will bear a legend making reference to the foregoing restrictions; and (C) that the Company and its affiliates shall not be required to give effect to any purported transfer of such Securities, except upon compliance with the foregoing restrictions.

(iv)

the Purchaser acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising, including but not limited to: (A) any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television, radio, or the internet, or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

7.

Conditions to Obligations of the Purchaser and the Company. The obligations of the Purchaser to purchase and pay for the Securities and of the Company to sell the Securities, are subject to the satisfaction at or prior to the Closing of the following conditions precedent: the representations and warranties of the Company contained in Section 5 hereof and of the Purchaser contained in Section 6 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made on and as of the Closing.

8.	Obligations Irrevocable. The obligations of the Purchaser shall be irrevocable.

9.

Legend. The Purchaser understands and agrees that the Securities sold pursuant to this Subscription Agreement will be imprinted with a legend (or, if held in book-entry form, will be subject to the following legend) in substantially the following form:

“THE SESECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR SUCH OTHER APPLICABLE LAWS.”

10.

Non-Exclusivity. Notwithstanding anything to the contrary in this Subscription Agreement, for a period of 30 days following the date of this Subscription Agreement, the Purchaser and the Company agree that the Company may actively solicit, seek, discuss, and negotiate competing offers to purchase any or all of the Securities from or an alternative transaction with one or more third parties and may terminate this Subscription Agreement in its sole discretion if the Company finds a purchaser for the Securities on terms more favorable to the Company, with a materially superior price per share for a minimum of 1,000,000 shares, and Purchaser elects not to match said offer with an equal or better offer of its own for the Company. Purchaser will be provided five (5) days to respond once presented by the Company with competing offer. If Company calls off transaction before actual closing, it will be responsible for paying the Purchaser's legal and accounting fees directly related to the proposed transaction in an amount not to exceed $25,000.

11.

Adjustment Transaction. After the transaction close there will be a minimum 150 days “true up period,” extendible to the completion of the relevant and applicable Fiscal Year End GAAP Audit (“FYE”) of the Company’s FY2024 annual financial statements. During this period the Company will complete its Fiscal Year End Audit of the FY2024 financial statements and based on the Net Asset Value per share as of 31 December, 2024 from the audited financials (“Audited NAV Price”) determine if there is true-up or true-down payment required by the Company or Purchaser based on the difference between the Audited NAV Price and the estimated value of Net Asset Value per share provided at signing (“Subscription Price”). If 1.2 times the Audited NAV Price when divided by the shares outstanding is greater than the Subscription Price, the total difference per share for 1,000,000 shares purchased between the two figures will be paid in cash by the Purchaser to the Company as a “true-up payment,” subject to a cap of total paid per share in the transaction of $3.00 per share. If instead the Subscription Price per share was greater than 1.2 times the Audited NAV Price, the Company will issue additional shares to the Purchaser as a “true-down payment” so the value of each share issued in the transaction is equal to 1.2 times the Audited NAV Price divided by the shares outstanding, so long as that value is not less than $1.90 per share. If the Audited NAV Price divided by the shares outstanding is less than $1.65 per share, the Purchaser has the right to unwind the transaction and receive its initial payment for the share purchase back from the Company in cash. The adjustment calculation and process is subject to final approval of the MGHL Board of Directors at the time of the calculation for the transaction.

12.	General Provisions.

(a)

Waiver, Amendment. Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged, or terminated except by an instrument in writing, signed by both the Purchaser and the Company.

(b)

Assignability. Neither this Subscription Agreement nor any right, remedy, obligation, or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Purchaser without the prior written consent of the other party, and any attempted assignment without such prior written consent shall be void.

(c)

Waiver of Jury Trial. THE PURCHASER IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT.

(d)

Submission to Jurisdiction. With respect to any suit, action, or proceeding relating to any offers, purchases, or sales of the Securities by the Purchaser (“Proceedings”), the Purchaser irrevocably submits to the jurisdiction of the federal and state courts located in the Borough of Manhattan in New York City, which submission shall be exclusive, unless none of such courts has lawful jurisdiction over such Proceedings.

(e)	Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its principles or rules of conflict of laws.

(f)

Section and Other Headings. The section and other headings contained in this Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Subscription Agreement.

(g)

Counterparts. This Subscription Agreement may be executed in any number of counterparts (including by pdf or other electronic transmission), each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

(h)

Notices. All notices and other communications (each a “Notice”) provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party shall have specified by notice in writing to the other):

If the Company:	Morgan Group Holding Co. 401 Theodore Fremd Avenue Rye, NY 10580 Attention: Nathan Miller E-mail: nathan.miller@ngmam.com
with a copy (which shall not constitute notice) to:	Thompson Hine LLP 300 Madison Avenue, 27th Floor New York, NY 10017-6232 Attention: Todd Mason E-mail: Todd.Mason@thompsonhine.com
If to the Purchaser:	The LGL Group, Inc. 2525 Shader Road Orlando, FL 32804 Attention: Cameron Pforr E-mail: cpforr@lglgroup.com
with a copy (which shall not constitute notice) to:	[●]

Each Notice shall be deemed effective only if the party giving the Notice has complied with this Subsection (h) and if the recipient has received the Notice. The sender’s failure to deliver a copy that does not constitute notice (as indicated above) or failure to send an e-mail communication of the Notice do not constitute a breach of this Subscription Agreement or affect the effectiveness of the Notice.

(i)

Binding Effect. The provisions of this Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

(j)	Survival. All representations, warranties and covenants contained in this Subscription Agreement shall survive the acceptance of the subscription by the Company and the Closing.

(k)

Notification of Changes. The Purchaser hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the closing of the purchase of the Securities pursuant to this Subscription Agreement which would cause any representation, warranty, or covenant of the Purchaser contained in this Subscription Agreement to be false or incorrect.

(l)

Severability. If any term or provision of this Subscription Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Subscription Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(m)

Regulatory Conditions. The Company and the Purchaser understand and agree that this Subscription Agreement and the transactions contemplated thereby may be subject to applicable regulatory conditions, and the Company and the Purchaser shall work together in good faith to resolve any regulatory issues that may arise in an effort to carry out the intent and meaning of this Agreement and consummate the transactions contemplated by this Subscription Agreement, as permitted by applicable law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Subscription Agreement as of December 31, 2024.

PURCHASER
The LGL Group, Inc.

By:	/s/ Timothy Foufas
	Name:	Timothy Foufas
	Title:	Co-Chief Executive Officer

The offer to purchase Securities as set forth above is confirmed and accepted by the Company.

COMPANY
Morgan Group Holding Co.

By:	/s/ Nathan Miller
	Name:	Nathan Miller
	Title:	Chairman and Member of the Special Committee

By:	/s/ Michael Martin
	Name:	Michael Martin
	Title:	Director and Member of the Special Committee